UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2014

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 28, 2014, the Board of Directors of Bay Banks of Virginia, Inc. (the “Company”) approved amendments to the Company’s Bylaws, effective the same date. Article III, Section 2 of the Company’s Bylaws was revised to state that a properly elected director will tender a letter of resignation at the annual meeting of stockholders in the year in which he or she attains the age of 72 and that non-compliance with such resignation requirement will constitute “cause” for the purpose of removal of a director. The provision had previously stated that no person is eligible for election as director if he or she will attain the age of 72 years prior to the last year of his or her term. Article VI, Section 2 of the Bylaws was amended to add a new provision that states that notwithstanding the provisions of Article III, Section 2 of the Bylaws, in the case of an emergency and for business continuity of the Company, the Chairman of the Board of Directors will have the ability to serve for one additional year past age 72 upon a majority vote of the Company’s Board of Directors.

A copy of the Bylaws of the Company, as amended effective March 28, 2014, is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

3.2	Bylaws of Bay Banks of Virginia, Inc., as amended March 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By: /s/ Deborah M. Evans
Deborah M. Evan
Chief Financial Officer

March 28, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.2	Bylaws of Bay Banks of Virginia, Inc., as amended March 28, 2014.